For Period ended 05/31/17                                      Series  13, 21
File Number 811-7852

Sub-Item 77D(a): Policies with respect to security investments
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                            USAA CORNERSTONE FUNDS
                        USAA Cornerstone Moderate Fund
                 USAA Cornerstone Moderately Aggressive Fund

                         SUPPLEMENT DATED APRIL 3, 2017
                            TO THE FUNDS PROSPECTUS

                             DATED OCTOBER 1, 2016


This Supplement updates certain information contained in the above-dated prospectus for the USAA Cornerstone Funds (the Funds).

At the shareholder meeting held on March 22, 2017, shareholders of the Cornerstone Moderate and Cornerstone Moderately Aggressive Funds each approved an amendment to the Investment Advisory Agreement to eliminate the performance-based component of the advisory fee structure and to concurrently reduce the base advisory fee to take effective April 1, 2017. Therefore, the following changes have been implemented to the Funds prospectus.

With respect to the Cornerstone Moderate Fund:

The Annual Fund Operating Expenses table found on page 16 is deleted in its entirety and hereby replaced with the following:

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)

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Management Fee                                             0.59%

Distribution and/or Service (12b-1) Fees                   None

Other Expenses                                             0.48%

Acquired Fund Fees and Expenses                            0.07%

Total Annual Operating Expenses                            1.14%(a),(b)

Reimbursement from Adviser                                (0.07%)(c)

Total Annual Operating Expenses After Reimbursement        1.07%


(a)The total annual operating expenses for the Fund may not correlate to the ratio of expenses to average daily net assets shown in the financial highlights, which reflect the operating expenses of the Fund and do not include acquired fund fees and expenses.
(b)The expense information in the table has been restated to reflect current fees.
(c)The Investment Adviser has agreed, through September 30, 2017, to make payments or waive management, administration, and other fees to limit the expenses of the Fund so that the total annual operating expenses of the Fund (exclusive of commission recapture, expense offset arrangements, acquired fund fees and expenses, and extraordinary expenses) do not exceed an annual rate of 1.00% of the Funds average daily net assets. This arrangement may not be changed or terminated during this time period without approval of the Funds Board of Trustees and may be changed or terminated by the Investment Adviser at any time after September 30, 2017.

The Expense Example table found on page 17 is deleted in its entirety and hereby replaced with the following:

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1 Year                3 Years                5 Years                10 Years
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 $109                   $355                   $621                  $1,380

The reference to the Lipper Balanced Funds Index under the Average Annual Total Returns table found on page 22 is hereby deleted.


With respect to the Cornerstone Moderately Aggressive Fund:

The Annual Fund Operating Expenses table found on page 24 is deleted in its entirety and hereby replaced with the following:

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)
-------------------------------------------------------------------------------

Management Fee                                                     0.59%

Distribution and/or Service (12b-1) Fees                           None

Other Expenses                                                     0.42%

Acquired Fund Fees and Expenses                                    0.09%

Total Annual Operating Expenses                                    1.10%(a),(b)

(a)The total annual operating expenses for the Fund may not correlate to the ratio of expenses to average daily net assets shown in the financial highlights, which reflect the operating expenses of the Fund and do not include acquired fund fees and expenses.
(b)The expense information in the table has been restated to reflect current fees.

The Expense Example table found on page 24 is deleted in its entirety and hereby replaced with the following:

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1 Year                  3 Years                  5 Years              10 Years
--------------------------------------------------------------------------------

 $112                     $350                     $606               $1,340


The reference to the Lipper Index and corresponding footnote under the Average Annual Total Returns table found on page 30 is hereby deleted.

With reference to the paragraphs titled Cornerstone Moderate Fund and Cornerstone Moderately Aggressive Fund found the under the "Fund Management" section on pages 65 and 66, the disclosure is deleted in its entirety and hereby replaced with the following:

Cornerstone Moderate Fund
For our services, the Fund pays us an investment management fee, which is accrued daily and paid monthly, equal to an annualized rate of fifty-nine one hundredths of one percent (0.59%) of the Funds average daily net assets.

We have agreed through September 30, 2017, to make payments or waive management, administration, and other fees to limit the expenses of the Fund so that total annual operating expenses (exclusive of commission recapture, expense offset arrangements, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.00% of the Funds average daily net assets. This reimbursement arrangement may not be changed or terminated during this time period without approval of the Board and may be changed or terminated by us at any time after September 30, 2017. If the Funds total annual operating expense ratio is lower than 1.00%, the Fund will operate at the lower expense ratio.

Cornerstone Moderately Aggressive Fund
For our services, the Fund pays us an investment management fee, which is accrued daily and paid monthly, equal to an annualized rate of fifty-nine one hundredths of one percent (0.59%) of the Funds average daily net assets.